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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (No. 33-24372, No. 33-36471, No. 33-40864, No. 33-48643, 33-68200 and No.
33-80696) on Form S-8 pertaining to the 1984 Stock Option Plan, the 1993 Officer and Director Stock Option Plan, the 1987 Stock Option Plan, the Director Warrant Program and certain Nonemployee Director Options of Dallas Semiconductor Corporation of our report dated January 16, 1995, with respect to the consolidated financial statements and schedule of Dallas Semiconductor Corporation included in the 1994 Annual Report (Form 10-K) for the fiscal year ended January 1, 1995.

                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
March 28, 1995